EXHIBIT 21.1

                   TRIARC COMPANIES, INC. AND SUBSIDIARIES
                        SUBSIDIARIES OF THE REGISTRANT
                                APRIL 1, 1996

     The subsidiaries of Triarc Companies, Inc., their respective states or jurisdictions of organization and the names under which such subsidiaries do business are as follows:
                                                   STATE OR JURISDICTION
                                                   UNDER WHICH ORGANIZED
                                                   ---------------------

NPC Holdings, Inc.                                         Delaware
   National Propane Corporation*                           Delaware
     Adirondack Bottled Gas Corporation of New York        New York
     Adirondack Bottled Gas Corporation of Vermont         Vermont
     All Seasons Acquisition Corp.                         Delaware
        All Seasons Propane, Inc.                          Colorado
        All Seasons Leasing Company                        Colorado
     Carib Gas Corporation of St. Croix (formerly
        LP Gas Corporation of St. Croix)                   Delaware
     Carib Gas Corporation of St. Thomas (formerly
        LP Gas Corporation of St.Thomas)                   Delaware
     Equipment Maintenance, Inc                            New York
     NPC Leasing Corp                                      New York
     The Home Gas Corporation of Great Barrington          Massachusetts
     The Home Gas Corporation of Massachusetts             Massachusetts
     The Home Gas Corporation of New Hampshire, Inc.       New Hampshire
     The Home Gas Corporation of Pittsfield                Maine
     The Home Gas Corporation of Plainville                Connecticut
Citrus Acquisition Corporation                             Florida
   Adams Packing Association, Inc. (formerly New
     Adams, Inc.)                                          Delaware
   Groves Company, Inc. (formerly New Texsun, Inc.)        Delaware
Home Furnishing Acquisition Corporation                    Delaware
   1725 Contra Costa Property, Inc. (formerly Couroc
     of Monterey, Inc.)                                    Delaware
   Hoyne Industries, Inc. (formerly New Hoyne, Inc.)       Delaware
   Hoyne Industries of Canada Limited                      Canada
   Hoyne International (U.K.), Inc.                        Delaware
GS Holdings, Inc.                                          Delaware
   GVT Holdings, Inc.**                                    Delaware
     Graniteville Company                                  South Carolina
        Graniteville International Sales, Inc.             South Carolina
        G.M.W. Industries, Inc.***                         Delaware
        Graniteville Holdings, Inc.                        Delaware
          C.H. Patrick & Co., Inc.                         South Carolina
   Southeastern Public Service Company                     Delaware
        Crystal Ice & Cold Storage, Inc.                   Delaware
        PGC Holdings, Inc.                                 Delaware
        Royal Palm Ice Company                             Florida
        Southeastern Gas Company                           Delaware
          Geotech Engineers, Inc.                          West Virginia
CFC Holdings Corp.****                                     Florida
   Chesapeake Insurance Company Limited*****               Bermuda
   RC/Arby's Corporation (formerly Royal Crown
    Corporation)                                           Delaware
     RCAC Asset Management, Inc.                           Delaware
     Arby's, Inc.                                          Delaware
        Arby's Building and Construction Co.               Georgia
        Beef Corral Restaurants, Inc.                      Ohio
        Arby's Canada Inc.                                 Canada
        Daddy-O's Express, Inc.                            Georgia
        Arby's (Hong Kong) Limited                         Hong Kong
        Arby's De Mexico S.A. de CV                        Mexico
          Arby's Immobiliara                               Mexico
          Arby's Servicios                                 Mexico
     Arby's Restaurants, Limited                           United Kingdom
     Arby's Limited                                        United Kingdom
     Arby's Restaurant Construction Company                Delaware
     Arby's Restaurant Development Corporation             Delaware
     Arby's Restaurant Holding Company                     Delaware
     Arby's Restaurants, Inc.                              Delaware
     Arby's Restaurant Operations Company                  Delaware
     RC-8, Inc. (formerly Tyndale, Inc.)                   Indiana
     RC-11, Inc. (formerly National Picture &
          Frame Co.)                                       Mississippi
     Promociones Corona Real, S.A. de C.V.                 Mexico
     RC Leasing, Inc.                                      Delaware
     Royal Crown Nederland B.V.                            Netherland
     RC Cola Canada Limited (formerly Nehi Canada
          Limited)                                         Canada
     Royal Crown Bottling Company of Texas (formerly
        Royal Crown Bottlers of Texas, Inc.)               Delaware
     Royal Crown Company, Inc. (formerly Royal Crown
          Cola Co.)                                        Delaware
        RC Services Limited******                          Ireland
        Retailer Concentrate Products, Inc.                Delaware
        TriBev Corporation                                 Delaware
Triarc Holdings 1, Inc.                                    Delaware
Triarc Holdings 2, Inc.                                    Delaware
Triarc Development Corporation                             Delaware
Triarc Acquisition Corporation                             Delaware
Mistic Brands, Inc.                                        Delaware
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  *          24.3% owned by PGC Holdings, Inc. and 75.7% owned by NPC
             Holdings, Inc.
 ** 50% owned by GS Holdings, Inc. and 50% owned by Southeastern Public Service Company.
***          50% owned by Graniteville Company and 50% owned by Wilson
             Brothers.
**** 94.6% owned by Triarc Companies, Inc. and 5.4% owned by Southeastern Public Service Company.
***** Common Stock 100% owned by CFC Holdings; Preferred Stock is owned 38.5% by RC/Arby's, 23% by Southeastern Public Service Company and 38.5% by Graniteville.
****** 99% owned by Royal Crown Company, Inc. and 1% owned by RC/Arby's Corporation.
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